SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2004

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50852	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ARCO Plaza, 515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant’s telephone number, including area code)

213-613-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated by the Prospectus (as defined below), immediately prior to the consummation of the initial public offering of common stock (the “IPO”) of Thomas Properties Group, Inc. (the “Company”), the Company amended its Certificate of Incorporation to provide that (i) record holders of at least 25% of the Company’s capital stock entitled to vote generally in an election of directors may call special meetings of stockholders, (ii) following the closing of the IPO, any action permitted to be taken by stockholders must be effected at an annual or special meeting of stockholders and not by written consent, and (iii) directors may be removed only for cause. The amendment and restatement of the Company’s Certificate of Incorporation was effective on October 12, 2004. The Company’s Certificate of Incorporation, as currently in effect, is filed as Exhibit 3.1 to this report.

Item 8.01	Other Events.

Reference is made to the Registration Statement (Commission File No. 333—114527) filed by the Company with the Securities Exchange Commission (the “SEC”) and the final prospectus filed by the Company with the SEC pursuant to Rule 424(b) on October 7, 2004 (the “Prospectus”), relating to the IPO. The Company completed the IPO on October 13, 2004. In the IPO, the Company issued and sold 14,285,714 shares of common stock at $12.00 per share, resulting in net proceeds to the Company of $159,428,568, after underwriting discounts and estimated expenses of the offering.

On October 13, 2004, the Company also completed the transactions described in the Prospectus, including the transactions described under the captions “Structure and Formation — Formation Transactions” and “Structure and Formation — Planned Acquisitions” in the Prospectus.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description

3.1 —	Second Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Robert D. Morgan
Robert D. Morgan
Vice President, Accounting and Administration

October 18, 2004